UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 25, 2003



                         Commission File Number 0-15949


                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



                       California                                                          94-2862863
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer identification No.)



               75 Rowland Way, Novato, CA                                                     94945
        (Address of principal executive offices)                                           (Zip code)




                                 (415) 878-4000
              (Registrant's telephone number including area code)




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    Item 2.   Acquisition or Disposition of Assets
    ----------------------------------------------



International Microcomputer Software, Inc ("IMSI") a leading developer of visual design, graphics, and business application software announced on June 25, 2003 that it had entered into an agreement with Jupitermedia Corporation (Nasdaq:
JUPM) to sell its wholly owned subsidiary,  ArtToday, Inc. for;

     o    $13 million in cash

     o    250,000 restricted shares of Jupitermedia Corp. common stock

     o An earn-out that could result in an additional $4 million during the next two fiscal years.

     o The forgiveness of all intercompany obligations between IMSI and its wholly owned subsidiary


The transaction closed on June 30, 2003 and as a result of the sale, as will be disclosed in the notes to its June 30, 2003 financial statements, IMSI will recognize a non-operating gain on the sale of a product line of approximately $14,300,000 in its financial statements for the year ended June 30, 2003.



   (c) Exhibits


     1. Press Release announcing the proposed sale of ArtToday.com dated June 25, 2003
     2. Press Release announcing the close of the sale of ArtToday.com dated July 1, 2003
     3. Stock Purchase Agreement between International Microcomputer Software, Inc. and JupiterMedia Corporation